Exhibit 10.29

IN ACCORDANCE WITH ITEM 601(B)(10)(IV) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Cooperative Agreements

Contract number: KF2022062113

This Advertising Contract (hereinafter referred to as the “The Contract”) is made by the following parties on July 1, 2022 (the “Contract Effective Date”) conclude and sign:

Party A (name): Beijing Haoxi Digital Technology Co., LTD

Address: 801, Block C, F 8, F 103, Huzhongli, Chaoyang District, Beijing

Telephone：[*]

Contact number: [*]

Contact person: Xu Lei

E-mail: [*]

WeChat ID: No

Party B (name): Hunan Shunkai Culture and Media Co., LTD

Address: Room 601-624,649,6 / F, Building 1, Chuanggu Industrial Park, Keyuan Road,

Tianxin District, Changsha City, Hunan Province

Telephone：[*]

Contact person: Zhao Songquan

Contact number: [*]

E-mail: No

WeChat ID: No

Whereas: Party B is a regional partner exclusively authorized in Hunan Province by Ocean Engine (the marketing service brand of Beijing ByteDance Technology Co., LTD.), and has the right to exclusively operate advertising sales business on “Toutiao”, “TikTok” and related platforms in the authorized area. In accordance with the Civil Code of the People’s Republic of China, the Advertising Law of the People’s Republic of China and other relevant laws and regulations, Party A entrusts Party B to publish the advertisements:

I. Definition

1.1 “Toutiao Network Platform” refers to a mobile client application legally owned and operated by Beijing ByteDance Technology Co., Ltd. (“ByteDance Company”) and named “Toutiao”, and a mobile website with the corresponding domain name “m.toutiao.com”.

“TikTok” means: legally owned and operated by Beijing ByteDance Technology Co., LTD. (“ByteDance Company”) Note the mobile client app with the name “TikTok” and the corresponding mobile site with the domain name “douyin.com”.

1.2 “Party A’s Products” are the commodities and services legally owned or operated by Party A or any other legal publicity objects, including the products or services of other advertisers entrusting Party B to promote and publicize.

1.3 “Advertising” is a possible way, or a combination of the following:

(1) Graphic and text advertisements: use pictures, text, video and sound for Party A’s products on the “Toutiao” and “TikTok” network platforms Frequency in the form of advertising;

(2) Release of promotional articles: Party A shall provide the articles with the description, introduction or promotion of its products, mainly in the form of text expression, and publish them on the online platforms of “Toutiao” and “Douyin”;

(3) Link promotion: Party A shall provide the network link address and publish it on the “Toutiao” and “TikTok” network platforms. Users of the Toutiao and TikTok online platforms can click on the link to jump to the corresponding web page.

1.4 “Affiliate” means any natural person, legal person or other organization controlled directly or indirectly or directly or indirectly, or directly or indirectly. “Control” means the right directly or indirectly, to control or influence the management decisions of a company or entity, whether through ownership or voting stock, by contract or otherwise.

1.5 “Force Majeure” means all events which arise, wholly or partially prevent any party from the execution of this Contract and which are unforeseeable, unavoidable and insurmountable by the parties hereto.

II. Advertising release

2.1 Form of advertising: according to the actual situation;

2.2 Advertising release date: July 1, 2022 - June 30, 2023;

2.3 Release period: July 1, 2022 - June 30, 2023;

2.4 Advertising area: According to the actual delivery situation;

2.5 Title of the number of words: According to the actual delivery situation;

2.6 Gift resources: according to the actual delivery situation;

2.7 If any of the above contents are not agreed in this article, the appendix to this contract shall prevail.

III. Advertising content

3.1 Advertising content commissioned by Party A under this Contract, Party B shall have the right to review and confirm, Both parties shall ensure that the advertising materials they produce and provide are true and legal, Compliance to ethical guidelines, No false and appropriate transmission or exaggerated propaganda, Do not deceive and mislead consumers, Should not infringe.

3.2 If Party A is the advertiser, it shall provide the following documents to Party B in accordance with the Advertising Law of the People’s Republic of China:

1)	Business license and other qualification certificates related to production and operation;

2)	Documents issued by quality inspection institutions or other officially recognized institutions on the quality of goods and services in the advertisement;

3)	Advertising examination and approval documents issued by the advertising examination and approval authorities for the contents of advertisements for special products or services;

4)	Other supporting documents that confirm the authenticity and legality of the advertising content.

If Party A is the agency of the advertiser, Party A shall, in addition to providing the above information of the advertiser, also provide Party A’s business license and the valid entrustment agreement signed with the advertiser. Party A in this commitment to provide the documents true, legal, effective, not violate the provisions of the law, does not violate the civil rights of a third party, such as due to the documents provided By Party A, Party A administrative punishment, party punishment or third party advertising platform, party a bear full responsibility, if Party B is forced to bear relevant responsibility, advertisers should, when cooperate with the agent to solve the investigation, complaints and disputes, Party B has the right to recourse to Party A, Party A shall compensate Party B losses (including but not limited to fines, compensation, travel expenses, etc.).

3.3 According to the form of advertisement release, Party A shall submit the corresponding content materials to Party B in advance in accordance with the provisions hereof. These contents and materials may include: advertising materials and design samples, sample promotional articles, link addresses or other forms and carriers deemed necessary by Party B.

3.4 Party A shall submit all the content materials to Party B at least five working days before the release of the advertisement. If Party A intends to change the content of the advertisement, it shall submit a written application to Party B and submit the changed content materials to Party B at least three working days in advance. Otherwise, thereby, Party B shall delay in publishing the advertisement or performing the contractual obligations, and Party B shall not bear any compensation.

3.5 Party B shall review the content materials submitted by Party A according to the provisions hereof, and Party B’s review authority includes:

1)	For graphic advertisements, Party B shall make the legality of the advertising content in accordance with the Advertising Law of the People’s Republic of China and relevant laws Line review;

2)	For the recommended article, Party B shall review the content of the article according to relevant laws;

3)	For links, Party B shall only technically examine whether the link address supports the adaptation and application of mobile terminal devices such as mobile phones and tablets can open normally. Party B shall not be responsible for reviewing the content of the linked webpage.

3.6 Both parties confirm and agree that the review and review results of Party B shall not under any case be deemed to guarantee the authenticity and legality of any content materials, and Party A shall be independently responsible for the authenticity and legality of the content materials provided by it. If Party B is claimed by any third party or punished by any state organ due to the content materials submitted by Party A, Party A shall compensate Party B for all losses incurred thereby.

3.7 No matter whether it falls within the scope of Party B, if Party B finds that Party A’s content material is prohibited by law or released, which can lead to illegal risk or serious violation of social order and good customs, Party A shall be deemed to be at fault and Party B may refuse Publish or promote such content materials (“problem materials”), and the amount already paid by Party A does not need to be returned. However, Party B shall timely notify Party A of the existence of such circumstances and explain the reasons. As a remedy, Party A shall have the right to replace the problem materials with other materials that comply with laws, regulations, public order and good customs.

IV. Remuneration and price

4.1 Billing method: For the advertising content, promotion mode, settlement method and total amount of expenses under this Contract, party A and Party B shall confirm it by signing one or more copies of appendix I “Publication Form of the Cooperation Agreement” and perform it accordingly.

4.2 Mode of payment:

4.2.1 Party A shall complete the settlement of Party A with Party B on time and pay the fee in full.

4.2.2 The parties agree to pay the advertising production and distribution fees under this Contract in Method 3:

① Within working days after the signing of this Contract, Party A shall first pay% of the total contract amount, namely, in words: Round (in lower case; ¥ yuan), the remaining amount shall be paid to Party B in one time within working days from the date of completion of the services agreed herein, that is, in capital amount: round (in lower case: ¥ yuan);

② Within (    ) working days after the Contract comes into force, Party A warrants that it shall pay 100% (100%) of the total contract amount, i. e., RMB (in words) (¥), before the publication. If Party A delays / refuses the payment, Party B shall have the right to delay the publication or refuse to make the publication.

③ After the signing of this Contract, party A and Party B shall make settlement on schedule according to the actual performance situation. For details, please refer to Appendix II Settlement Statement for Fee.

4.2.3 Regardless of the payment method chosen, the contract amount includes the service fee of yuan / year.

4.2.4 Party A shall pay the entire amount hereof to the following account designated by Party B (only one of the following three accounts). Party A has the right to make its choice and inform Party B in advance. Both parties hereby confirm that any payment made by Party A to any account other than Party B’s as follows shall be deemed as Party A’s payment obligation under the contract for unfinished costs:

Account name: Hunan Shunkai Culture and Media Co., Ltd

Bank of deposit: [*]

Bank account: [*]

The line number: [*]

Account name: Hunan Shunkai Culture and Media Co., Ltd

Bank of deposit: [*]

Bank account number: [*]

Alipay to public account: [*]

4.3 Party B shall issue a formal VAT invoice to Party A for the advertising fee hereunder.

4.4 Unless otherwise explicitly agreed in writing by the parties, neither party shall pay the other party for marketing activities, development, information receipt, support and any other activities conducted under this Contract. Each party will be liable for their respective expenses and taxes, including travel and accommodation for their personnel.

4.5 If the adjustment or modification of the service content and fee is involved in the performance of the Contract, both parties will sign the fee settlement statement (Annex II) or other supplementary agreement for confirmation. The above documents shall be valid only after being signed or sealed by both parties. Other contents are subject to this contract.

V. Party A’s rights and obligations

5.1 Supervise Party B’s advertising publishing behavior and require Party B to correct the wrong behavior in the publishing process.

5.2 Abide by the provisions of the Advertising Regulations of The State Council, and shall not require Party B to release the content or materials in violation of the Advertising Law of the People’s Republic of China and other laws and regulations or public order and good customs. Business license, power of attorney, letter of introduction, product license, trademark, registration certificate and other relevant certificates shall be presented according to the requirements of relevant government departments or this contract

5.3 Party a shall ensure that party a’s products in accordance with laws and regulations and national standards, the advertising or material content real legal, not infringement, the legitimate rights and interests of any third party, for party a’s products or party a provide advertising or material content to users, consumers or any third party losses, party b, party a shall be borne by party a full responsibility. If Party B is liable to any third party claim or national penalty, Party A shall fully compensate Party B for the losses incurred thereby. Party A shall pay full compensation amount to Party B within 15 working days. Party A shall still be liable for the above losses caused by the advertisers, party A’s staff or agents.

5.4 The advertising content or materials shall not be changed at will after being examined and confirmed by Party A. Party B shall not be liable for the failure to publish the advertisements on schedule or as required due to party A’s change of the advertising content or materials.

5.5 Pay the contract amount in full within the agreed time limit.

5.6 If Party A’s name, business address, contact person and contact information change, Party A shall notify Party B within 10 working days after the change.

VI. Party B’s rights and obligations

6.1 Party B shall have the right to examine the advertising content materials and forms of expression. Party B shall have the right to request Party A to modify the advertising content materials and expression forms that do not conform to laws, regulations or public order and good customs. Party B shall have the right to refuse to release them before Party A makes the modifications and meets the requirements.

6.2 Provide advertising and publishing services in strict accordance with the contract.

6.3 Any wrong or omitted advertising release shall be corrected or corrected according to the requirements of Party A.

6.4 For special reasons and with the consent of Party A, Party B may subcontract or subcontract the relevant obligations hereunder to a qualified third party, which shall provide services to Party A in accordance with the provisions herein.

VII. Data statistics

7.1 Party A and Party B shall confirm that all data under this Contract (including but not limited to information release space, questions, page views, clicks, etc.) shall be counted by Party B and used as the basis for settlement. Party B shall make reasonable commercial efforts to ensure the objectivity and authenticity of the statistical data.

7.2 Notwithstanding the above provisions, Party A may and may only select and entrust the following third party statistics institution to conduct data statistics, but shall ensure that the third party statistics institution submits its statistical results to both parties at the same time:

(1) Industry common name: DoubleClick: Domain name: http: / / www.doubleclick.com/:

(2) Common name in the industry: Miaozhen; domain name: http: / / www.miaozhen.com/:

(3) Common name in the industry: AdMaster; domain name: http: / / www.admaster.com.cn/o

7.3 If Party A outside the above range choose other third party statistics agency data statistics, or the third party statistics agency did not submitted to party b at the same time, unless the written consent of party b, the circumstances of the third party statistics agency statistics is invalid, the parties agree to apply the provisions of article 7.5 of the contract to determine the statistical data.

7.4 Even if Party A entrusts a third-party statistics institution to conduct data statistics, Party B shall still have the right to conduct data statistics at its own decision according to its considerations. In this case, if the difference between the statistical data of the third-party statistics institution is not more than 20%, Party B’s data shall prevail; if the difference between the data is more than 20%, both parties shall review the data together with the third-party statistics institution and correct the error. If the data review cannot be completed, the parties shall negotiate a reasonable resolution. The parties agree that such data verification is only for confirming the effect of advertising release and reference to the settlement fee, and that serious errors verified by the parties shall be handled in accordance with Article 6.3 and shall not result in any payment or refund of any amount to Party A.

7.5 If Party A fails to entrust a third-party statistical institution to conduct data statistics, Party A agrees to accept Party B’s statistical data.

VIII. Intellectual Property Terms

According to the business model of both parties, if the trademark, trade name, logo, logo and name of the other party or the other party are required to use during the performance of this Contract (hereinafter referred to as the “logo of the other party”), the user shall obtain the written authorization of the other party in advance and use the use according to the style required or agreed by the other party. The user warrants to use the logo of the other party in a correct and positive way, does not alter or distort its overall image and integral part without authorization, and does not use it in any form for purposes other than this Contract. After the contract is terminated due to completion of performance, termination or force majeure, the user shall not continue to use the logo of the other party unless otherwise agreed or cannot be realized objectively.

IX. Confidentiality Clause

9.1 Both parties agree that in the process of contract negotiation and performance, it may be necessary to contact and understand the confidential information of the other party (referring to the confidential information held by the other party or its affiliated institutions or which is not known to the outside world for the confidentiality obligation of a third party), and such confidential information meets one of the following conditions:

9.1.1 Marked as confidential or exclusive (or with similar marks) when disclosed by the other party (or known to the receiving party);

9.1.2 Disclosed by the other party (or known to the receiving party) under confidential circumstances;

9.1.3 The Receiving party shall, in its reasonable commercial judgment, interpret it as confidential information;

9.1.4 Recorded in the confidential information transfer form;

9.1.5 Confirmed as confidential information in other written or tangible forms; or

9.1.6 Information derived from the preceding information.

9.2 The Receiving Party warrants that it will not disclose the Confidential Information (or cause or allow others to disclose it) to anyone, except the following persons who are “required to know” due to work needs: (1) The Receiving Party’s senior managers or employees directly involved in the activities under the Contract; Or (2) a person who has been approved in writing in advance by the Disclosing Party to provide professional advice to the receiving Party; Or (3) senior managers or employees of the Receiving Party’s associated organizations who are directly involved in the activities under the Contract, provided that the Receiving Party undertakes to inform and effectively bind such persons to assume the same confidentiality and non-use obligations as set forth herein and to sign a written confidentiality contract or undertaking that is no less protective than this Contract. A copy of such contract or undertaking will be provided to the Disclosing Party upon request. If the above person uses or divulges the confidential information beyond the right, the receiving party and the actor shall be jointly and severally liable.

9.3 The term of confidentiality shall not be limited by the term hereof, unless the Confidential Information enters the public domain or ceases to be kept confidential by a written notice of Party A.

X. Modification and termination of the Contract

10.1 During the performance hereof, Party B may unilaterally terminate the Contract under any of the following circumstances, and both parties agree to settle the relevant fees as agreed in Article 10.4:

10.1.1 Party A breaches any of its obligations hereunder (for example, Party A fails to pay any fee hereunder in full within 30 days without justifiable reason) and fails to correct such breach within fifteen (15) days after Party B sends a written notice indicating such breach

10.1.2 The contract may be terminated in advance according to laws, regulations or contract provisions;

10.1.3 Advertisements under this Contract cannot be released due to the reasons of Toutiao or ByteDance or other reasons not attributable to Party B;

10.1.4 In violation of the confidentiality terms hereof, Party B transfers, copies, spreads, transfers, licenses or discloses, permits or provides others with use of Party B’s trade secrets, software, data and other information in any way, or engages in any business or business activities;

10.1.5 The content materials submitted by Party A are prohibited by law or if published, it may lead to illegal risks, or serious violation of social order and good customs, and still fails to correct upon notice of Party B;

10.1.6 Other serious breach of contract leads to party B’s performance of this Contract without practical significance.

10.2 Any notice of termination of either party may be delivered to the other party in writing or by data messages.

10.3 Upon the expiration or termination of this Contract, the terms of the parties that intend to continue (such as articles 8,9,11) shall be continued and valid within the limit necessary to protect the rights of both parties.

10.4 If the cooperation and authorization between Party B and Toutiao Company and ByteDance Company are terminated for any reason so that Party B cannot provide the services hereunder to Party A and the advertising fee paid by Party A has not been used up, Party B shall refund the advertising fee not paid by Party A according to the settlement; Party A shall not hold Party B for breach of contract.

XI. Company contract responsibility

11.1 Party A shall pay the fee within the agreed period. In case of delay in payment, Party A shall pay 0.05% of the delay as liquidated damages for each one (1) day refund.

11.2 If Party B delays, interrupts, or terminates the data promotion service without justifiable reasons, it shall explain the reasons to Party A. If Party B fails to release the advertisement on time due to its unilateral fault, Party B shall provide compensation for Party A’s replacement advertisement for each wrongly placed or missed placed advertisement.

11.3 If Party A cancels the advertisement agreed herein after signing the IT, Party A shall be deemed to have breached the contract. If Party A breaches the contract, it shall pay liquidated damages to Party B on the basis of 20% of the total advertising fee agreed herein or a large amount of RMB 30,000 yuan, and shall not require the refund of the service fee.

Party A agrees that Party B has the right to deduct the above liquidated damages from any payment of Party A. After deducting the liquidated damages, if the remaining advertising fee paid by Party A exists, Party B shall refund the remaining advertising publishing fees to Party A within 10 hours after the cancellation of Party A ; if the remaining publishing fee is insufficient to pay the liquidated damages or Party A has no advance payment, Party A shall pay or make up to Party B within 10 working days after the cancellation of the advertisement, the late payment shall be paid in accordance with clause 11.1 hereof.

11.4 For advertising under this agreement, audio, video, symbols, material, room content caused by any civil, administrative or criminal disputes, or a third party against Party A any claim, negotiation, investigation, punishment, prohibition or litigation, Party A shall bear full responsibility, if Party B is forced to bear the liability to recover from Party A, Party A shall compensate Party B for all losses. Including but not limited to defense for Party A or cooperation at the request of Party A, ensuring that the interests of Party A, Party A’s affiliated agencies and Party A’s employees shall not be damaged, and Party B shall bear all compensation, fines, attorney’s fees and damages arising therefrom.

11.5 If the liquidated damages are insufficient to make up for the losses caused to the non-breaching party, the breaching party shall compensate for the actual losses suffered by the non-breaching party. The said actual losses shall include the relevant legal expenses, reasonable adjustments, attorney’s fees and other expenses, expenses, losses or damages resulting therefrom.

XII. Force Majeure

12.1 In the event of any force majeure event, the contractual obligations of the parties to shall be suspended during the delay period caused by the force majeure. After the end of the force majeure event, if the performance of this Contract is resumed, the term of validity will be automatically extended for the extended time equal to the suspension period of this Contract. The parties hereto shall not pay any liquidated damages.

12.2 The party declaring the occurrence of force majeure shall immediately notify the other party and, within fifteen (15) days after the occurrence of the event, provide the other party with information of the occurrence and duration of the force majeure. In the event of force majeure, if both parties fails to form an agreement on the performance of the extension of the contract, Party A may not pay the payment during the period of failure. If Party A has paid, Party B shall refund the payment.

12.3 For the purposes of this Contract, the following matters shall also be considered as force majeure:

12.3.1 If the servers of “Toutiao” and “Douyin” network platforms are stopped, Party B may suspend Advertising release contract all or part of the services hereunder, including but not limited to the following conditions: 1) caused by non-human factors such as maintenance and overhaul of emergency service equipment; 2) caused by failure of basic telecommunications service; 3) termination of line service on Party B’s platform. For the above circumstances, Party B shall notify Party A within 12 hours after the occurrence of such circumstances.

12.3.2 Due to the attack on the servers of “Toutiao” and “Douyin” online platforms, they cannot operate normally temporarily and cannot be restored to use after emergency repair.

XIII. The General Clause

13.1 Relationship: Neither party shall regard the signing of this Contract as the parties to form a joint venture, partnership or a joint venture or employment relationship: neither party shall be entitled to set any obligation or liability on behalf of the other party. Regardless of the legal relationship between Party B and ByteDance Company, Party A and Party B shall sign and execute the contract in their name, and shall only enjoy rights and obligations based on the contract.

13.2 Transfer: This Contract shall be binding on the successors and legal assigns of each party; however, neither party shall assign in whole or part of this Contract (whether by law, sale, merger or otherwise) without the prior written consent of the other party. Any assignment transfer in violation of this paragraph shall be void and concurrent. If the party has the transfer, the other party shall have the right to terminate this Contract.

13.3 For the use of the information, Party B and its affiliates shall store, process and use Party A’s transaction and contact information wherever they operate their business. The above information will be handled and used for the cooperation of the two parties. Party B may also provide the personal information provided by Party A to the contractor, business partners and designated Party B for business purposes, or disclose the information provided by Party A as required by law. If Party A provides Party B with the personal information of a third party, Party A shall guarantee that it has performed the relevant obligations required by law (for example, but may not be limited to: it has notified the third party or has obtained the consent of the third party).

13.4 Non-waiver: The failure of either party to exercise any of its rights under this Contract shall constitute or be deemed a waiver or loss of such rights or other rights.

13.5 Partition: If any provision or provision of this contract is deemed invalid or unenforceable, the validity and enforceability of other provisions other than these terms and provisions shall not be affected thereby.

13.6 Dispute Settlement: This Contract shall be governed by the laws of the People’s Republic of China (excluding Hong Kong and Macao Special Administrative Region). All disputes arising from the signature or related to this Taiwan shall be settled by both parties through friendly negotiation. If negotiation fails, it shall be under the jurisdiction of the jurisdiction court of the place of the plaintiff.

13.7 All Contract: This Contract and its annexes shall constitute all the contracts reached between Party B and Party A concerning the subject matter hereof, and shall replace any oral or written communication or statement or contract made before or by the parties in the course of signing this Contract.

13.8 Copy: This contract is made in duplicate, with each party holding one copy and each copy having the same legal effect.

13.9 Signing: This Contract shall come into force from the effective date specified on the first page after being signed (signed by both parties or affixed with their official seals or special seals for the contract). If the effective date is not filled in, the effective date shall be the effective date fully authorized by both parties on the last party.

13.10 Attachment: Annex I: Publication form of the Cooperation Agreement; Annex II: Fee settlement statement. Attachment 3: Detailed list of materials.

13.11 Service: Any notice, letter, data message, etc. sent to the other party shall be sent to the address, contact person or communication terminal as agreed in the first part (of). If a party changes its name, address, contact person or communication terminal, it shall timely notify the other party in writing within 10 days after the change. The service before the actual receipt of the other party

As proof thereof, this Contract is signed by the persons with full rights on behalf of both parties:

Party A:	Beijing Haoxi Digital Technology Co., LTD	Party B:	Hunan Shunkai Culture and Media Co., LTD

Representative (Print):		Representative (Print):

Signature of representative:		Signature of representative:

Position:		Position:
Date:		Date:

Annex I Publication Form of the Cooperation Agreement (No.:         )

first party:		industry involved:
contacts:		Contact phone number / wechat:
second party:	Hunan Shunkai Culture and Media Co., LTD	address:	Building 1, Chuanggu Industrial Park, Keyuan Road, Tianxin District, Changsha City, Hunan Province Room 601-624,64 F, 69.
Advertising content
Advertising content
Press release
Advertising to buy resources
Place	Advertising form	Release period	The amount of this release
		amount in words: (the ordinary form of a Chinese numeral:¥	round off first).
mode of payment	Party A shall pay the delivery fee in full in a lump sum to Party B [] from the effective date of this publication form.
Party B’s account	Account name: Hunan Shunkai Culture and Media Co., Ltd Bank of deposit: [*] Bank account number: [*] Link number: [*]
explain

1. This publication form is signed according to the Effective Cooperation Agreement (Contract No: the abbreviated form of a nameThe “Master Contract”) signed by both parties and on 20 (year) (month) (day). This publication form is used to describe the advertising content, release method, time and period, settlement method and fee amount planned to be issued by both parties under the above contract.

2. Party A and Party B sign this publication form below, indicating that both parties agree to all the contents of this publication form. This publication is single signed, (1) the parties agree that any copy of this Work Note by reliable means (for example, scanning or facsimile) shall be deemed as an original, and (2) all Services, Technologies and Products as defined in this Work Description are bound by it.

3. This publication form shall be an integral part of the “Master Contract”, and matters not covered herein shall be subject to the provisions in the Master Contract.

4. This issue is issued in duplicate, with each party holding one copy. It shall come into force upon the signature or seal of the authorized representative of Party A’s representative and the seal of Party B. If the signing date is not issued by both parties

If the agreement occurs, the signing date of the last party shall be the effective date.

[No text available below]

Party A	(Signature or seal):	Party B	(Signature or seal):

Date:		Date:

Annex II Fee Settlement Statement

Fee Settlement Sheet

This fee settlement form is the Cooperation Agreement and its attachments signed by both parties on , (Contract No.: “Master Contract”), with a valid period from to.

The settlement period is from to . In case of any conflict between the content and amount of services in this statement and the original agreement, the provisions of this statement shall prevail, and other provisions shall still be implemented according to the provisions of the Master Contract.

After considering reasonable and applicable factors, both parties confirm that the relevant services and amounts of the Master Contract in this period are as follows (the payment details provided by Party B may be used as the basis for their confirmation):

Cost use (project name)	cost breakdown	Less than the cost

Amount to

Party A shall pay the above fees to Party B within [7] working days from the date of signing this statement, and Party B shall issue a valid invoice within 30 days from the date of signing the payment to the bank designated by Party B.

The following bank account designated by Party B:

Name of payee:

Bank of Deposit:

Account Number:

Party A	confirms and signs that:	Party B	confirms and signs that:

corporate name:	Company name: Hunan Shunkai Culture and Media Co., LTD
Representative (printed or block letters):	Representative (printed or block letters):

Signature of representative:	Signature of representative:
Department and position:	Department and position:
date:	date:

Annex III: Material Detail List

Material Detail List

The detailed list of materials is the Cooperation Agreement and its attachments signed by both parties on__. (Contract No. is:[   ]) Also known as “Master Contract”). In case of any conflict between the service content in this list and the original agreement, the provisions of this settlement statement shall prevail, and the other provisions shall still refer to the provisions of the main contract.

After considering reasonable and applicable factors, both parties confirm that the relevant services of the Master Contract are as follows (the list separately provided by Party A as the basis for confirmation by both parties):

Party A shall provide the information details:

1.	Provide the qualification documents required in the process of advertising, and ensure the authenticity of the qualification documents, including but not limited to other materials other than the business license, the specific subject to the industry audit standards.

2.	Provide the original copy of pictures, copywriting, videos and other materials in the production of advertising, and the details and specifications are as below:

a.	Image: Horizontal plate Image resolution greater than: > 1280x720 (pixels)

Vertical image resolution is greater than: > 720x1280 (pixel)

Note: pictures do not have a watermark, mosaics, etc. The picture definition is high, the picture texture is strong

b.	The page reference copy: The copy is clear in Word format briefly summarizes the following content (including but not limited to): the company’s main business, product features, advantages, selling points, activities and other related information. As detailed and specific as possible, can fully show the specific needs to be put in.

c.	Video: At present, we only provide the version of decoction donation and music (easy to shoot background music), simple text flash (picture copy requirements are the same as a and b).

The dimensions of the video are as follows:

Horizontal version: width to height ratio 16:9, video bit rate 2516 kbps, size W1000M, resolution 21280 * 720

Vertical version: width and aspect ratio 9:16, video bit rate 3516 kbps, size W100M, resolution 2720 * 1280

Note: If the size of the video is not consistent, it is easy to appear frame loss, blur, resolution reduction, etc.

Service Charge: Yuan / year 1 landing page (only support 3 modifications at most), 3 sets of picture materials, 1 video clip, 1 pop-up

Note: The above package can be implemented under the condition that Party A can provide the original pictures, copywriting and videos.